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                               The State of Texas
                               Secretary of State


                            CERTIFICATE OF AMENDMENT

                                      FOR

                      WHISPERING OAKS INTERNATIONAL, INC.
                            CHARTER NUMBER 01470695



     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.


DATED OCT. 18, 1999

EFFECTIVE OCT. 18, 1999



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                                               /S/   Elton Bomer
                                                 -------------------------------
                                                 Elton Bomer, Secretary of State

                                                                 FILED
                                                       IN THE OFFICE OF THE
                                                     SECRETARY OF STATE OF TEXAS

                                                                     OCT 18 1999

                                                            CORPORATIONS SECTION


             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                       WHISPERING OAKS INTERNATIONAL, INC.


Whispering Oaks International, Inc. a corporation organized and existing under and by virtue of the laws of the State of Texas, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Whispering Oaks International, Inc., resolutions were duly adopted setting forth a proposed amendment to the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, Pursuant to the provisions of Sections 4.01 through 4.06 of the Business Corporation Act of the State of Texas, that the Articles of Incorporationof this corporation be amended by changing Article IV ("Shares") thereof so that, as amended, said Article IV shall be and read in its entirety as follows:

          "The total number of shares of stock which theCORPORATION shall have the authority to issue is One Hundred Twenty Five Million (125,000,000) shares of Common Stock. The par value of each such share is $0.001 per share, amounting in the aggregate to One Hundred Twenty Five Thousand Dollars ($125,000). Each one share of the Corporations's Common Stock issued and outstanding immediately prior to the effective date of this Amendment shall be and hereby is automatically changed without further action in five (5) fully paid and nonassessable shares of the Corporation's Common Stock." The total numbers of shares outstanding and entitled to vote as of October 15, 1999 os 505,000.

SECOND: The shareholders of the Corporation have adopted and approved the above amendment by a Statement of Unanimous Consent, dated October 15, 1999, in accordance with Section 9.10 (A)(1) of the Texas Business Corporation Act.
Therefore, the amendment has been duly adopted in accordance with Section 4.02 of the Business Corporation Act of the State of Texas.

IN WITNESS WHEREOF, said Whispering Oaks International, Inc. has caused this certificate to be signed by Kevin B. Halter, its President and Secretary, as of this 15th day of October, 1999.


WHISPERING OAKS INTERNATIONAL, INC.

BY: /S/  Kevin B. Halter
    --------------------
         Kevin B. Halter, President & Secretary